Exhibit 99

Investor Contact:

Richard E. Fish

Chief Financial Officer

256-382-3827

Richard.fish@deltacom.com

FOR IMMEDIATE RELEASE

ITC^DELTACOM ANNOUNCES FOURTH QUARTER AND

YEAR ENDED DECEMBER 31, 2008 RESULTS

Huntsville, Ala.—(March 16, 2009)— ITC^DeltaCom, Inc. (OTC: ITCD.OB), a leading provider of integrated communications services to customers in the southeastern United States, today announced its operating and financial results for the quarter and year ended December 31, 2008.

For the quarter ended December 31, 2008, ITC^DeltaCom reported total operating revenues of $122.8 million, a net loss of $6.8 million, and adjusted EBITDA* of $19.3 million. For the year ended December 31, 2008, ITC^DeltaCom reported total operating revenues of $497.9 million, a net loss of $22.9 million, and adjusted EBITDA* of $84.1 million.

“While the recession has placed some pressure on certain aspects of our business, it has also highlighted the value we offer to our customers,” said Randall E. Curran, ITC^DeltaCom’s Chief Executive Officer. “We continue to invest in our network and services to enhance the quality solutions that drive efficiencies and cost savings for our customers. We are confident that our strong portfolio of services and excellence in customer service positions us well as we enter 2009.”

Among its operating highlights for the fourth quarter and year, ITC^DeltaCom:

•	increased cash flows provided by operating activities by $39.5 million, or 170.3%, to $62.7 million for 2008 from $23.2 million for 2007;

•

experienced a decrease in adjusted unlevered free cash flow,** as defined by ITC^DeltaCom, of $7.3 million, or 27.4%, to $19.3 million for 2008 from $26.6 million for 2007 resulting from increased capital expenditures invested in our network and other property and equipment;

•

invested $64.8 million in network and other property and equipment in 2008 representing an increase of $14.3 million from $50.5 million in 2007, which included an investment in the fourth quarter of 2008 of $15.4 million in our previously announced network upgrade to enhance service availability and reduce costs by expanding our on-net network capabilities;

•

continued the deployment of our Internet Protocol, or “IP,” based network and features to meet the on-going demand for a full suite of IP-enabled services and to create a more efficient and cost-effective use of existing transmission capacity;

•	increased our core business local, data and Internet revenues in 2008 by $21.5 million, or 6.7% over 2007;

•

increased the number of our core, facilities-based retail business lines in service (including UNE-T and other UNE lines) by approximately 30,000 net lines, representing growth of 8.8% over 2007, and increased those lines as a percentage of total retail business lines in service from 81% to 86%;

•	reduced our cost of services and equipment as a percentage of total operating revenues to 46.8% for 2008 from 47.2% for 2007 by eliminating excess costs from our network;

•

reduced our selling, operations and administration expense by $9 million, or 4.7%, to $183.1 million for 2008 from $192.1 million for 2007, which included a decrease of $6.9 million in non-cash stock-based compensation expense;

•	recorded a net loss of $22.9 million for 2008 compared to a net loss of $177 million for 2007; and

•	increased adjusted EBITDA,* as defined by ITC^DeltaCom, by $7 million, or 9.1%, to $84.1 million for 2008 from $77.1 million for 2007.

“Our adjusted EBITDA* and cash flows continue to improve,” said Richard E. Fish, ITC^DeltaCom’s Chief Financial Officer. “Our strong liquidity position enabled the significant investment in our network that is already beginning to provide long-term value for our customers.”

Additional information about ITC^DeltaCom’s business and operating results is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission.

*	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted EBITDA, the limitations associated with the use of adjusted EBITDA and a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”
**	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable – construction, all as disclosed in the consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted unlevered free cash flow, the limitations associated with the use of adjusted unlevered free cash flow, and a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ABOUT ITC^DELTACOM, INC.

ITC^DeltaCom, Inc., headquartered in Huntsville, Alabama, provides, through its operating subsidiaries, integrated telecommunications and technology services to businesses and other communications providers in the southeastern United States. ITC^DeltaCom has a fiber optic network spanning approximately 15,800 route miles, including more than 11,800 route miles of owned fiber, and offers a comprehensive suite of voice and data communications services, including local, long distance, broadband data, Internet connectivity, wireless voice and data services, and customer premise equipment. ITC^DeltaCom is one of the largest competitive telecommunications providers in its primary eight-state region. For more information about ITC^DeltaCom, visit ITC^DeltaCom’s web site at http://www.deltacom.com.

FORWARD-LOOKING STATEMENTS

Except for the historical and present factual information contained herein, this release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions as they relate to ITC^DeltaCom, Inc. or its management are intended to identify these forward-looking statements. All statements by the Company regarding its expected financial position, revenues, liquidity, cash flow and other operating results, balance sheet improvement, business strategy, financing plans, forecasted trends related to the markets in which it operates, legal proceedings and similar matters are forward-looking statements. The Company’s actual results could be materially different from its expectations because of various risks. These risks, some of which are discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and in the Company’s subsequent SEC reports, include the Company’s dependence on new product development, rapid technological and market changes, the Company’s dependence upon rights of way and other third-party agreements, debt service and other cash requirements, liquidity constraints and risks related to future growth and rapid expansion. Other important risk factors that could cause actual events or results to differ from those contained or implied in the forward-looking statements include, without limitation, customer attrition, delays or difficulties in deployment and implementation of colocation arrangements and facilities, appeals of or failures by third parties to comply with rulings of governmental entities, inability to meet installation schedules, general economic and business conditions, failure to maintain underlying service/vendor arrangements, competition, adverse changes in the regulatory or legislative environment, and various other factors beyond the Company’s control. ITC^DeltaCom disclaims any responsibility to update these forward-looking statements.

ITC^DeltaCom, Inc.

Financial Highlights

(In thousands, except share and per share data)

	Year Ended December 31,
	2008	2007
OPERATING REVENUES:
Integrated communications services	$413,981	$399,135
Wholesale services	65,798	70,590
Equipment sales and related services	18,084	22,423

TOTAL OPERATING REVENUES	497,863	492,148

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	232,899	232,192
Selling, operations and administration expense	183,123	192,085
Depreciation and amortization	73,514	74,166

Total operating expenses	489,536	498,443

OPERATING INCOME (LOSS)	8,327	(6,295)

OTHER (EXPENSE) INCOME:
Interest expense	(32,538)	(50,598)
Interest income	1,233	2,293
Prepayment penalties on debt extinguished	—	(8,208)
Debt issuance cost write-off	—	(7,298)
Loss on extinguishment of debt	—	(105,269)
Cost of unused equity commitment	—	(1,620)
Other income (expense)	81	(31)

Total other expense, net	(31,224)	(170,731)

LOSS BEFORE INCOME TAXES	(22,897)	(177,026)

INCOME TAX EXPENSE	—	—

NET LOSS	(22,897)	(177,026)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(7,073)	(39,306)
CHARGE DUE TO PREFERRED STOCK REDEMPTION AND CONVERSION	—	(44,250)

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS	$(29,970)	$(260,582)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.38)	$(6.68)

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	79,892,779	39,001,228

ITC^DeltaCom, Inc.

Quarterly Highlights

(Unaudited)

(In thousands)

	Three Months Ended
	Dec 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Integrated communications services revenues: (1)
Long distance and access	$16,312	$17,229	$17,996	$19,195	$18,146
Business local, data and internet	86,445	86,169	86,361	84,274	82,303

Total integrated communications services revenues	102,757	103,398	104,357	103,469	100,449

Wholesale services revenues:
Broadband transport	12,983	13,046	13,186	13,451	13,287
Local interconnection	1,034	1,193	1,210	1,235	1,279
Directory assistance and operator services	1,093	1,146	1,141	1,140	1,344
Other	1,122	1,117	888	813	982

Total wholesale services revenues	16,232	16,502	16,425	16,639	16,892

Equipment sales and related services revenues (1)	3,826	4,817	4,766	4,675	4,639

Total operating revenues	122,815	124,717	125,548	124,783	121,980

COSTS AND EXPENSES:
Cost of services and equipment, excluding depreciation and amortization	58,824	58,246	57,461	58,368	56,577
Selling, operations and administration expense	45,158	44,893	46,818	46,254	50,239
Depreciation and amortization	17,035	19,218	18,945	18,316	19,079

Total operating expenses	121,017	122,357	123,224	122,938	125,895

OPERATING INCOME (LOSS)	$1,798	$2,360	$2,324	$1,845	$(3,915)

(1)	Certain amounts have been reclassified for presentation purposes.

ITC^DeltaCom, Inc.

Quarterly Highlights (continued)

(Unaudited)

	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
Retail business voice lines in service(1)
UNE-T and other UNE lines(2)	369,496	368,724	362,174	349,537	339,534
Increase from previous quarter	0.2%	1.8%	3.6%	2.9%	3.5%

Resale and UNEP lines(3)	62,629	66,300	70,167	74,362	78,976
(Decrease) from previous quarter	(6.0)%	(5.5)%	(5.6)%	(5.8)%	(5.6)%

Total retail business voice lines in service	432,125	435,024	432,341	423,899	418,510

Wholesale voice lines in service(4)	26,151	38,203	40,595	40,825	40,319
Increase (decrease) from previous quarter	(31.5)%	(5.9)%	(0.6)%	1.3%	(5.3)%

Total business voice lines in service (5)	458,276	473,227	472,936	464,724	458,829

Number of employees (6)	1,565	1,615	1,700	1,724	1,800

(1)	Lines in service include only voice lines in service. Conversion of data services provided to customers to a voice line equivalent is not included.
(2)	Facilities-based service offering in which ITC^DeltaCom provides local transport through its owned and operated switching facilities.
(3)	Resale service offerings in which ITC^Deltacom provides local and mobile services.
(4)	Represents primary rate interface circuits provided as part of ITC^DeltaCom’s local interconnection services for Internet service providers.
(5)	Reported net of lines disconnected or canceled.
(6)	Includes full-time and part-time employees.

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights

(In thousands)

Balance Sheet Data (at period end):	Dec. 31, 2008	December 31, 2007
	(Unaudited)
Cash and cash equivalents (unrestricted)	$56,683	$57,505
Working capital	33,902	42,179
Total assets	382,661	398,366
Long-term liabilities	307,880	306,535
Convertible redeemable preferred stock	—	34,351
Stockholders’ equity (deficit)	(12,401)	(23,924)
Total liabilities and stockholders’ deficit	382,661	398,366

	Year Ended December 31,
Other Financial Data:	2008	2007
Capital expenditures(1)	$64,776	$50,489
Cash flows provided by operating activities	62,660	23,163
Cash flows (used in) investing activities	(69,517)	(50,745)
Cash flows provided by (used in) financing activities	6,035	17,444
Adjusted EBITDA(2)	84,068	77,081
Adjusted unlevered free cash flow(3)	19,292	26,592

	Three Months Ended
Other Financial Data:	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
	(Unaudited)
Capital expenditures(1)	$29,843	$8,005	$14,187	$12,741	$12,215
Cash flows (used in) provided by:
Operating activities	10,685	21,267	13,864	16,844	13,740
Investing activities	(9,593)	(33,257)	(13,435)	(13,232)	(12,552)
Financing activities	2,918	4,417	(583)	(717)	(2,111)

Adjusted EBITDA(2)	19,269	22,131	21,835	20,833	19,634
Adjusted unlevered free cash flow(3)	(10,574)	14,126	7,648	8,092	7,419

ITC^DeltaCom, Inc.

Balance Sheet and Other Financial Highlights (continued)

(In thousands)

Notes:

(1)	Includes equipment purchased through capital leases and changes in accrued capital related costs.

(2)	Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Adjusted EBITDA is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted EBITDA and a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted EBITDA Reconciliation.”

(3)	Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA, as defined above in Note (2), less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under generally accepted accounting principles. For information about management’s reasons for providing data with respect to adjusted unlevered free cash flow and for a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with generally accepted accounting principles, see the accompanying table captioned “Adjusted Unlevered Free Cash Flow Reconciliation.”

ITC^DeltaCom, Inc.

Adjusted EBITDA Reconciliation

(In thousands)

(Unaudited)

Adjusted EBITDA is defined by ITC^DeltaCom as net income (loss) before interest income and expense, net, provision for income taxes, depreciation and amortization, stock-based compensation, non-cash loss on extinguishment of debt, debt issue cost write-off, prepayment penalties on debt, equity commitment fees, restructuring expenses, merger-related expenses, asset impairment loss and other income or loss, all as disclosed in the condensed consolidated statements of operations and comprehensive loss. Not all of these adjustments are applicable in every period. Adjusted EBITDA is not a financial measurement under generally accepted accounting principles (“GAAP”). ITC^DeltaCom’s management uses adjusted EBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess ITC^DeltaCom’s historical and prospective operating performance. Management uses adjusted EBITDA to enhance its understanding of ITC^DeltaCom’s core operating performance, which represents management’s views concerning ITC^DeltaCom’s performance in the ordinary, ongoing and customary course of its operations. ITC^DeltaCom’s management also uses adjusted EBITDA to evaluate ITC^DeltaCom’s core operating performance relative to that of its competitors. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted EIBTDA” in our Annual Report on Form 10-K for our 2008 fiscal year for additional information regarding management’s reasons for including adjusted EBITDA data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted EBITDA amounts for the fiscal years and fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted EBITDA to net loss, as net loss is calculated in accordance with GAAP (in thousands):

	Year Ended December 31,
	2008	2007
Net loss	$(22,897)	$(177,026)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	31,305	48,305
Depreciation and amortization	73,514	74,166
Stock-based compensation	2,227	9,169
Non-cash loss on extinguishment of debt	—	105,269
Debt issue cost write-off	—	7,298
Prepayment penalties on debt	—	8,208
Equity commitment fees	—	1,620
Other (income) loss	(81)	72

Adjusted EBITDA	$84,068	$77,081

	Three Months Ended
	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
	(Unaudited)
Net loss	$(6,848)	$(5,336)	$(4,848)	$(5,865)	$(11,643)
Add: non-EBITDA items included in net loss:
Interest income and expense, net	8,367	7,628	7,569	7,741	7,715
Depreciation and amortization	17,035	19,218	18,945	18,316	19,079
Stock-based compensation	436	553	566	672	4,470
Other (income) loss	279	68	(397)	(31)	13

Adjusted EBITDA	$19,269	$22,131	$21,835	$20,833	$19,634

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

Adjusted unlevered free cash flow is defined by ITC^DeltaCom as adjusted EBITDA (as defined above) less capital expenditures (including equipment purchased through capital leases) and changes in accounts payable–construction, all as disclosed in the condensed consolidated statements of cash flows. Adjusted unlevered free cash flow is not a measurement of financial performance under GAAP. ITC^DeltaCom has included data with respect to adjusted unlevered free cash flow because its management considers adjusted unlevered free cash flow to be a useful, supplemental indicator of its operating performance. When measured over time, adjusted unlevered free cash flow provides supplemental information to investors concerning the growth rate in ITC^DeltaCom’s operating results and its ability to generate cash flows to satisfy mandatory debt service requirements and make other mandatory, non-discretionary expenditures. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview—Adjusted Unlevered Free Cash Flow” in our Annual Report on Form 10-K for our 2008 fiscal year for additional information regarding management’s reasons for including adjusted unlevered free cash flow data and for material limitations with respect to the usefulness of this measure. The following tables present adjusted unlevered free cash flow amounts for the fiscal years and fiscal quarters indicated and also sets forth a quantitative reconciliation of adjusted unlevered free cash flow to net cash provided by operating activities, as net cash provided by operating activities is calculated in accordance with GAAP (in thousands):

	Year Ended December 31,
	2008	2007
Net cash provided by operating activities	$62,660	$23,163
Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	(3,401)	9,963
Provision for bad debts	(4,055)	(3,723)
Interest expense excluding interest paid in kind and in common stock, and amortization of debt issuance costs and debt discount, net of interest income	28,864	38,085
Prepayment penalties paid in cash on debt extinguishment	—	7,973
Unused equity commitment fees	—	1,620

Adjusted EBITDA	84,068	77,081
Less:
Capital expenditures	(61,952)	(47,888)
Change in accounts payable–construction	(2,824)	(1,158)
Equipment purchased through capital leases	—	(1,443)

Adjusted unlevered free cash flow	$19,292	$26,592

ITC^DeltaCom, Inc.

Adjusted Unlevered Free Cash Flow Reconciliation

(In thousands)

(Unaudited)

	Three Months Ended
	Dec. 31, 2008	Sept 30, 2008	June 30, 2008	March 31, 2008	Dec. 31, 2007
	(Unaudited)
Net cash provided by operating activities	$10,685	$21,267	$13,864	$16,844	$13,740

Adjustments to reconcile adjusted unlevered free cash flow to net cash provided by operating activities
Elements included in net cash provided by (used in) operating activities not included in adjusted unlevered free cash flow:
Total changes in current operating assets and liabilities	2,025	(5,204)	1,882	(2,104)	(218)
Provision for bad debts	(1,200)	(950)	(900)	(1,005)	(975)
Interest expense excluding interest paid in kind and in common stock, and amortization of debt issuance costs and debt discount, net of interest income	7,759	7,018	6,958	7,129	7,102
Other (income) loss	—	—	31	(31)	(15)

Adjusted EBITDA	19,269	22,131	21,835	20,833	19,634
Less:
Capital expenditures	(22,063)	(15,486)	(11,387)	(13,016)	(14,053)
Change in accounts payable –construction	(7,780)	7,481	(2,800)	275	1,838

Adjusted unlevered free cash flow	$(10,574)	$14,126	$7,648	$8,092	$7,419